Exhibit 23
Consent of Independent Registered Public Accounting Firm

The Board of Directors
 General Electric Company:

We consent to the incorporation by reference in the registration statement on Form S-3 (Registration Nos. 33-50639, 333-59671, 333-177803, 333-186882, 333-200003, and 333-209821), on Form S-4 (Registration Nos. 333-72566, 333-107556, and 333-208604), and on Form S-8 (Registration Nos. 333-01953, 333-42695, 333-74415, 333-83164, 333-98877, 333-94101, 333-65781, 333-88233, 333-99671, 333-102111, 333-142452, 333-155587, 333-158069, 333-158071, 333-163106, 333-177805, 333-179688, 333-181177, 333-184792, 333-194243, and 333-202435) of General Electric Company of our report dated February 26, 2016, except for the guarantor financial information described in Note 27, which is as of June 3, 2016, with respect to the statement of financial position of General Electric Company and consolidated affiliates as of December 31, 2015 and 2014, and the related statements of earnings, comprehensive income, changes in shareowners' equity and cash flows for each of the years in the three-year period ended December 31, 2015, and the effectiveness of internal control over financial reporting as of December 31, 2015, which report appears in the Form 8-K of General Electric Company dated June 3, 2016.

/s/ KPMG LLP
KPMG LLP

New York, New York
June 3, 2016